46

                                                                  EXHIBIT 11.1

                         LANDSTAR SYSTEM, INC. AND SUBSIDIARY
                       CALCULATION OF EARNINGS PER COMMON SHARE
                       (In thousands, except per share amounts)
                                       (Unaudited)


                                                  Fiscal Year Ended
                                       December 27,  December 28,  December 30,
                                          1997           1996          1995
                                       ------------  ------------  ------------

Net income                            $     24,690   $     18,925  $     24,962
                                      ============   ============  ============






Average number of common shares
    outstanding                             12,541         12,785        12,807
                                      ============   ============  ============





Earnings per common share             $       1.97   $       1.48  $       1.95
                                      ============   ============  ============



